AMENDMENT NUMBER ONE
TO THE
INVESTMENT ADVISORY AGREEMENT
This Amendment Number One, dated
November 1, 2004, to the Investment
Advisory Agreement, dated February 4, 1999
(the "Agreement"), by and
between Van Kampen Equity Trust
(the "Trust"), a Delaware statutory
trust, on behalf of its series,
Van Kampen Small Cap Value Fund (the
"Fund"), and Van Kampen Asset Management
(the "Adviser," successor in
interest of Van Kampen Investment
Advisory Corp.), a Delaware statutory
trust, hereby amends the terms and
conditions of the Agreement in the
manner specified herein.
W I T N E S S E T H
WHEREAS, the Board of Trustees of
the Trust at a meeting held on
September 23, 2004 has approved a
reduction in the investment
management fee payable by the Fund
to the Adviser; and
WHEREAS, the parties desire to amend
and restate Section 2. (a) of the
Agreement relating to the investment
management fee.
NOW THEREFORE, in consideration of the
foregoing and the mutual
covenants and agreements hereinafter
contained, the parties hereby
agree to amend the Agreement, as follows:
  Section 2. (a) of the Agreement is
hereby deleted in its entirety and
replaced with the following:
2. (a)  Fee. For the services and
facilities described in Section 1,
the Fund will accrue daily and pay
to the Adviser at the end of each
calendar month an investment management
fee computed based on a fee
rate (expressed as a percentage per annum)
applied to the average daily
net assets of the Fund as follows:
AVERAGE DAILY           FEE AS A PERCENT PER ANNUM
NET ASSETS              OF AVERAGE DAILY NET ASSETS
------------------      ---------------------------
First $500 million           0.670%
Next $500 million            0.645%
Over $1  billion             0.620%

IN WITNESS WHEREOF, the parties have
caused this Agreement to be
executed as of the day and
year first above written.

VAN KAMPEN EQUITY TRUST on behalf
of its series, VAN KAMPEN
 SMALL CAP VALUE FUND

By:

-------------------------
    Ronald E. Robison
    Executive Vice President
    and Principal Executive Officer


VAN KAMPEN ASSET MANAGEMENT

By:

--------------------------
Edward C. Wood
Managing Director


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